Exhibit 10.3.1

AMENDMENT NO. 1 TO

WRITTEN AGREEMENT BETWEEN

THE FEDERAL HOME LOAN BANK OF CHICAGO

AND

THE FEDERAL HOUSING FINANCE BOARD

WHEREAS, the Federal Home Loan Bank of Chicago (the “Bank”) and the Federal Housing Finance Board (the “Finance Board”) entered into a Written Agreement on June 30, 2004 (the “Written Agreement”);

WHEREAS, on October 18, 2005, the Board of Directors of the Bank (the “Chicago Board”), based on an assessment of the Bank’s business operations, voted to suspend as of 12:00 pm CDT on October 18, 2005, all redemptions of excess capital stock and to maintain the suspension in effect until such time that the Chicago Board determines that the suspension should be terminated and obtains Finance Board written approval to reinstitute such redemptions; and

WHEREAS, the Bank and the Finance Board consider it to be advisable to amend the Written Agreement in certain respects,

NOW THEREFORE, pursuant to Article 11, Section 5, the Bank and the Finance Board, effective upon execution of this Amendment No. 1, hereby amend the Written Agreement as follows:

Article 4 is amended by adding new Sections 4., 5., 6., and 7. thereto:

4. The Finance Board accepted the Bank’s Business and Capital Management Plan on February 10, 2005 (“Business Plan”), pursuant to which the Bank is currently required to maintain a ratio of the sum of the paid-in value of its capital stock plus retained earnings to total assets of 5.1 percent. Effective as of October 18, 2005, the Bank shall be subject to a revised minimum capital requirement under which it shall maintain both: (i) a ratio of the sum of the paid-in value of its capital stock plus retained earnings (regulatory capital) to total assets of 4.5 percent, and (ii) an aggregate amount of capital stock equal to the paid-in value of the Bank’s capital stock as of the close of business on October 18, 2005, after payment of the third quarter stock dividend. This revised minimum capital requirement shall supersede the capital requirement currently in effect pursuant to Article 4, Section 1.(b) of the Written Agreement and the Business Plan.

5. Pursuant to the last sentence of 12 U.S.C. § 1426(f) (2000), the Bank may in no case redeem or repurchase any applicable capital stock if, following the redemption or repurchase, the Bank would fail to satisfy any minimum capital requirement. The Finance Board has informed the Bank that (i) the capital requirements set forth in Article 4, Section 4 of the Written Agreement, as amended, are minimum capital requirements for the purposes of that sentence, (ii) the prohibitions in 12 U.S.C. § 1426(h)(3) (2000) are currently applicable to the Bank, and (iii) the capital requirements set forth in Article 4, Section 4 of the Written Agreement, as amended, are applicable capital requirements for purposes of § 1426(h)(3).

6. The Bank shall submit a Retained Earnings and Dividend Policy, and revisions to its Business Plan strategies to enhance and improve the earnings and capital of the Bank. Those documents shall be submitted for review by the OS Director by no later than December 15, 2005.

7. Subsequent to the execution of this Amendment, the Bank shall not declare or pay any dividend without the prior written approval of the OS Director until such time as (i) the OS Director has approved the Bank’s Retained Earnings and Dividend Policy and the revisions to its Business Plan strategies, submitted pursuant to Section 6, and (ii) the Bank has an effective registration statement filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934,

Nothing in this Amendment No. 1 to the Written Agreement between the Bank and the Finance Board shall alter, suspend, or otherwise amend any provisions of the Written Agreement, other than those expressly identified as being superseded this Amendment.

In Witness Whereof, the undersigned, authorized by the Board of Directors of the Federal Housing Finance Board has hereunto set his hand on behalf of the Federal Housing Finance Board.

/S/ STEPHEN M. CROSS	12-9-05
Stephen M. Cross	Date
Director, Office of Supervision Federal Housing Finance Board

In Witness Whereof, the undersigned, as the duly elected or appointed members of the Chicago Board, have hereunto set their hands on behalf of the Bank.

/s/ ALLEN H. KORANDA	10-18-05
Allen H. Koranda, Chairman	Date

/s/ JAMES K. CALDWELL	10-18-05
James K. Caldwell	Date

/s/ THOMAS M. GOLDSTEIN	10-18-05
Thomas M. Goldstein	Date

/s/ GERARDO H. GONZALEZ	10-20-05
Gerardo H. Gonzalez	Date

/s/ TERRY W. GROSENHEIDER	10-18-05
Terry W. Grosenheider	Date

/s/ THOMAS L. HERLACHE	10-18-05
Thomas L. Herlache	Date

/s/ P. DAVID KUHL	10-18-05
P. David Kuhl	Date

/s/ ALEX J. LABELLE	10-18-05
Alex J. LaBelle	Date

/s/ ROGER L. LEHMANN	10-18-05
Roger L. Lehmann	Date

/s/ GERALD J. LEVY	10-18-05
Gerald J. Levy	Date

/s/ KATHLEEN E. MARINANGEL	10-20-05
Kathleen E. Marinangel	Date

/s/ RICHARD K. MCCORD	10-18-05
Richard K. McCord	Date

/s/ JAMES F. MCKENNA	10-18-05
James F. McKenna	Date

/s/ WILLIAM H. ROSS	10-18-05
William H. Ross	Date

4